Exhibit 10.1

GUARANTY

This Guaranty Agreement (this “Guaranty”) dated effective as of November 5 2014, is entered into by Twin Cities Power Holdings, LLC (“Guarantor”), a limited liability company organized under the laws of Minnesota, in favor of Shell Energy North America (US), L.P., a limited partnership organized under the laws of Delaware (“Counterparty”).

Recitals:

A. Guarantor desires that Counterparty enter into transactions with Discount Energy Group, LLC (“Guaranteed Party”), under one or more agreements and/or confirmations for the purchase and sale of electric power and/or capacity, including but not limited to any power pool agreements (as amended, supplemented, renewed, or extended, collectively, the “Contract”); and

B. Guaranteed Party is a subsidiary or affiliate of Guarantor and Guarantor will directly or indirectly benefit from the Contract to be entered into between Counterparty and Guaranteed Party;

NOW, THEREFORE, in consideration of Counterparty entering into the Contract with Guaranteed Party, Guarantor hereby covenants and agrees as follows:

1. Guaranty. Subject to the terms and conditions hereof, Guarantor hereby irrevocably and unconditionally guarantees the timely payment when due of the obligations of Guaranteed Party (the “Obligations”) to Counterparty under the Contract. To the extent that Guaranteed Party shall fail to pay any Obligation, Guarantor shall promptly pay to Counterparty the amount due. This Guaranty shall constitute a guarantee of payment and not of collection. Guarantor shall also be liable for the reasonable attorneys’ fees and expenses of Counterparty’s external counsel incurred in any effort to collect or enforce any of the Obligations under this Guaranty; provided, however, such fees and expenses shall be payable by Guarantor only to the extent that Counterparty is successful in enforcing payment of the Obligations under this Guaranty.

2. Limitations. Guarantor’s liability hereunder shall be limited to payments expressly required to be made under the Contract (even if such payments are deemed to be damages) and in no event shall Guarantor be subject hereunder to consequential, exemplary, equitable, loss of profits, punitive, or any other damages, except to the extent specifically provided in the Contract to be due from Guaranteed Party. Guarantor reserves the right to assert rights, setoffs, counterclaims and other defenses which Guaranteed Party may have to payment of any Obligation under the Contract, other than defenses arising from the bankruptcy, insolvency, dissolution, or liquidation of Guaranteed Party and other defenses expressly waived herein. The aggregate amount covered by this Guaranty shall not exceed U.S. $500,000, plus reasonable attorneys’ fees and expenses payable by Guarantor as provided herein.

3. Termination. This Guaranty shall remain in full force and effect until the earlier of five (5) years from the effective date of this Guaranty, or the tenth (10th) business day after this Guaranty is terminated by written notice from Guarantor to Counterparty; provided that this Guaranty shall automatically terminate in the event that Guaranteed Party merges into Guarantor and Guarantor assumes by operation of law all of the Guaranteed Party’s obligations under the Contract. No termination, other than a termination relating to a merger of Guaranteed Party into Guarantor, shall affect, release or discharge Guarantor’s liability with respect to any Obligations existing or arising under the Contract prior to the effective date of termination.

4. Nature of Guaranty. The Guarantor’s obligations hereunder with respect to any Obligation shall not be affected by the existence, validity, enforceability, perfection, release, or impairment of value of any collateral for such Obligations. Counterparty shall not be obligated to file any claim relating to the Obligations owing to it in the event that Guaranteed Party becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of Counterparty to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to Counterparty in respect to any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder in respect to such Obligations as if such payment had not been made.

5. Subrogation. Guarantor waives its right to be subrogated to the rights of Counterparty with respect to any Obligations paid or performed by Guarantor until all Obligations have been fully and indefeasibly paid to Counterparty, subject to no rescission or right of return, and Guarantor has fully and indefeasibly satisfied all of Guarantor’s obligations under this Guaranty.

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6. Waivers. Guarantor hereby waives any circumstance which might constitute a legal or equitable discharge of a surety or guarantor, including but not limited to (a) notice of acceptance of this Guaranty; (b) presentment and demand concerning the liabilities of Guarantor; (c) notice of any dishonor or default by, or disputes with, Guaranteed Party; and (d) any right to require that any action or proceeding be brought against Guaranteed Party or any other person, or to require that Counterparty seek enforcement of any performance against Guaranteed Party or any other person, prior to any action against Guarantor under the terms hereof. Guarantor consents to the renewal, compromise, extension, acceleration, or other modification of the terms of the Obligations, and to any change, modification or waiver of the terms of the Contract, without in any way releasing or discharging Guarantor from its obligations hereunder. Except as to applicable statutes of limitation, no delay of Counterparty in the exercise of, or failure to exercise, any rights hereunder shall operate as a waiver of such rights, a waiver of any other rights, or a release of Guarantor from any obligations hereunder.

7. Eligible Contract Participant. Guarantor is an “eligible contract participant” as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended (including by the Dodd-Frank Wall Street Reform and Consumer Protection Act, Public Law 111-203,124 Stat. 1376 (2010)).

8. Notice. Any payment demand, notice, correspondence or other document to be given hereunder by any party to another (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by facsimile, to the addresses set forth below. Notice given by personal delivery or mail shall be effective upon actual receipt, or, if receipt is refused or rejected, upon attempted delivery. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All Notices by facsimile shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

9. Miscellaneous. THIS GUARANTY SHALL BE IN ALL RESPECTS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. No term or provision of this Guaranty shall be amended or modified except in a writing signed by Guarantor and Counterparty. Counterparty may, upon notice to Guarantor, assign its rights hereunder without the consent of Guarantor. Guarantor may assign its rights and obligations hereunder only with the prior written consent of Counterparty. Subject to the foregoing, this Guaranty shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by Counterparty, its successors and assigns. All references herein to Guaranteed Party shall be deemed to include all successors and assigns, whether immediate or remote, of Guaranteed Party under the Contract. This Guaranty embodies the entire agreement and understanding between Guarantor and Counterparty, and supersedes all prior guaranties issued by Guarantor in connection with Obligations under the Contract.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty effective as of the date first herein written.

Twin Cities Power Holdings, LLC
By: /s/ Timothy S. Krieger
Name: Timothy S. Krieger
Title: President/ CEO

Address of Counterparty: 1000 Main Street, Level 12 Houston, Texas 77002 Attn: Credit Manager Fax. No.: 713-230-7925	Address of Guarantor: 16233 Kenyon Ave., Suite 210 Lakeville, MN 55044 Attn: Stephanie Staska Fax No.: 952-513-2104

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